Exhibit 10.1

Elliott Associates, L.P.

Elliott International, L.P.

Elliott International Capital Advisors Inc.

40 West 57th Street

New York, NY 10019

September 19, 2013

Emulex Corporation

3333 Susan Street

Costa Mesa, California 92626

Ladies and Gentlemen:

Reference is made to the letter agreement dated March 27, 2013 (as amended on August 9, 2013, the “Letter Agreement”), among Emulex Corporation (the “Company”) and each of Elliott Associates, L.P. (“Elliott”), Elliott International, L.P. (“Elliott International”) and Elliott International Capital Advisors Inc. (“EICA”) (Elliott, Elliott International and EICA, collectively, the “Elliott Group” and, together with the Company, the “Parties”). Capitalized terms used but not defined herein have the meaning assigned to them in the Letter Agreement.

The Parties hereby agree that (1) Paragraph 2(a)(x)(1) of the Letter Agreement is hereby amended to replace “September 20, 2013” with “October 20, 2013” and (2) the 2013 annual meeting of stockholders of the Company (and any special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting) will be no earlier than December 17, 2013 and no later than February 14, 2014; provided that, unless ordered by a court, it will also not be held on or between December 19, 2013 and January 19, 2014; provided, further, that the Company shall use commercially reasonable efforts to avoid the entry of such an order prior to January 20, 2014.

The Company represents and warrants that the Company’s Amended and Restated Bylaws have been amended, effective as of the date hereof and subject to the execution and delivery of this letter agreement by the Elliott Group, as follows:

a) the last sentence of Section 3.18(a) of such Bylaws is replaced in its entirety with the following:

Notwithstanding anything to the contrary in these Bylaws, in order for a nomination to be timely for election of directors at the 2013 annual meeting of stockholders of the corporation (or any special meeting of stockholders held after September 19, 2013 and before February 14, 2014, at which directors are to be elected (a “special director election”)), a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the corporation not later than the close of business on October 30, 2013, and no earlier than the close of business on September 30, 2013.

b) the last sentence of Section 2.14(a) of such Bylaws is replaced in its entirety with the following:

Notwithstanding anything to the contrary in these Bylaws, in order for a stockholder notice of business to be brought before the 2013 annual meeting of stockholders (or any special director election (as defined in Section 3.18(a) of these Bylaws)) to be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the corporation not later than the close of business on October 30, 2013 and no earlier than the close of business on September 30, 2013.

The Company and the Elliott Group each agree not to distribute to stockholders or file with the United States Securities and Exchange Commission any proxy statement related to the 2013 annual meeting of stockholders of the Company or any special director election (as defined above), whether definitive or preliminary, on or before November 10, 2013.

As amended hereby, the Letter Agreement remains in full force and effect.

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If you are in agreement with the foregoing, please sign and return one copy of this agreement, which thereupon will constitute our binding agreement with respect to the subject matter hereof.

Sincerely,

ELLIOTT ASSOCIATES, L.P. By: Elliott Capital Advisors, L.P., its General Partner By: Braxton Associates, Inc., its General Partner

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P. By: Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ACCEPTED AND AGREED:

EMULEX CORPORATION

By:	/s/ Susan Bowman
Name: Susan Bowman
Title: SVP Human Resources